SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2002

ParthusCeva, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-49842 (Commission File Number)	77-0556376 (IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, California (Address of principal executive offices)	95110 (Zip Code)

Registrant’s telephone number, including area code: (408) 514-2900

Item 2.    Acquisition or Disposition of Assets.

On November 1, 2002, DSP Group, Inc. (“DSPG”), Parthus Technologies plc (“Parthus”) and the Registrant completed the combination of Parthus with the Registrant (f/k/a Ceva, Inc. (“Ceva”)), formerly a wholly-owned subsidiary of DSPG (the “Combination”). Immediately prior to the closing of the Combination, DSPG distributed 100% of the then outstanding equity of the Registrant to DSPG stockholders as of October 31, 2002 (the “Record Date”) as part of a tax free spin-off (the “Spin-off”) of the Registrant from DSPG.

In the Combination, each issued and outstanding Parthus ordinary share, par value €0.000317 per share, (a “Parthus Ordinary Share”) was cancelled and Parthus shareholders received 0.015141 (the “Exchange Ratio”) validly issued and fully paid shares of common stock, par value $0.001 per share, of the Registrant (the “Common Stock”) per Parthus Ordinary Share. Correspondingly, holders of Parthus American Depositary Shares (“ADSs”) (each of which represented 10 Parthus Ordinary Shares) received 0.151410 shares of Common Stock per ADS. In connection with the Combination, the Registrant also assumed each outstanding option to purchase Parthus Ordinary Shares which had been granted under Parthus’ existing share option plans. Each such assumed option became an option to purchase that number of shares of Common Stock as is equal to the number of Parthus Ordinary Shares subject to such option immediately prior to the Combination multiplied by the Exchange Ratio and rounded down to the nearest whole number, at an exercise price per share equal to the exercise price per Parthus Ordinary Share at which such option was exercisable immediately prior to the Combination divided by the Exchange Ratio and rounded up to the nearest whole cent.

In the Spin-off, stockholders of DSPG received one share of Common Stock for every three shares of common stock of DSPG held by them at the Record Date.

Immediately following the Combination, the former holders of Parthus Ordinary Shares and ADSs owned approximately 49.9% of the outstanding shares of Common Stock and the stockholders of DSPG owned approximately 50.1% of the outstanding shares of Common Stock.

In addition, immediately prior to the closing of the Combination, an aggregate of US$60 million (approximately €59.5 million or GBP38.0 million) was distributed to the former Parthus shareholders as a court approved capital repayment (“Capital Repayment”), equal to US$1.008940 per ADS and US$0.100894 per Parthus Ordinary Share.

Pursuant to the Combination Agreement, the Registrant’s board of directors was reconstituted to consist of four existing members of the Registrant’s board of directors (Eliyahu Ayalon, Zvi Limon, Bruce A. Mann and Louis Silver) and four former members of the Parthus board of directors (Kevin Fielding, Brian Long, William McCabe, and Sven-Christer Nilsson). In addition, Eliyahu Ayalon, currently Chairman of the Board of Directors of DSPG, and Gideon Wertheizer, formerly of DSPG, were appointed to serve as Chairman, and Executive Vice President-Business Development and Chief Technology Officer, respectively, of the Registrant. Brian Long, Kevin Fielding and Elaine Coughlin, each formerly of Parthus, were appointed to serve as Vice Chairman, President and Chief Executive Officer, and Chief Financial Officer, respectively, of the Registrant.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of the Business Acquired: To be filed by amendment.

Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on an amendment to this report and in any event by January 15, 2003.

(b)	Pro Forma Financial Information: To be filed by amendment.

Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on an amendment to this report and in any event by January 15, 2003.

(c)	Exhibits:

Exhibit No.	Description

2.1*
Combination Agreement dated as of April 4, 2002, by and among DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc (incorporated by reference herein to Exhibit 2.1 of the Registrant’s Registration Statement on Form 10 (File No. 0-49842) filed with the Securities and Exchange Commission on June 3, 2002).

2.2*
Amendment No. 1 to the Combination Agreement dated as of August 29, 2002, by and among DSP Group, Inc. and Parthus Technologies plc (incorporated by reference herein to Exhibit 2.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-97353) filed with the Securities and Exchange Commission on July 30, 2002).

*
The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2002	PARTHUSCEVA, INC. (Registrant)

	By:	/s/ KEVIN FIELDING
Kevin Fielding President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*
Combination Agreement dated as of April 4, 2002, by and among DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc (incorporated by reference herein to Exhibit 2.1 of the Registrant’s Registration Statement on Form 10 (File No. 0-49842) filed with the Securities and Exchange Commission on June 3, 2002).

2.2*
Amendment No. 1 to the Combination Agreement dated as of August 29, 2002, by and among DSP Group, Inc. and Parthus Technologies plc (incorporated by reference herein to Exhibit 2.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-97353) filed with the Securities and Exchange Commission on July 30, 2002).

*
The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request. .